UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2014

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1230 Peachtree Street, NE, Suite 1000

Atlanta, GA 30309

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 446-0050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 28, 2014, the Board of Directors of Streamline Health Solutions, Inc. (the “Company”) approved an amendment and restatement of the Company’s bylaws to clarify that directors are elected by a plurality of the votes of the shares of capital stock present in person or represented by proxy at a stockholder meeting and entitled to vote on the election of directors.  To make this clarification, Article II, Section 9(b) of the bylaws was revised and Article III, Section 2 of the bylaws was added.  In addition, the amendment and restatement included other minor corrections.  The amendment and restatement was effective on March 28, 2014.

The foregoing description of the amendment and restatement of the bylaws is qualified in its entirety by reference to the full text of such amended and restated bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

3.1	Amended and Restated Bylaws of Streamline Health Solutions, Inc. (As Amended Through March 28, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: April 3, 2014	By:	/s/ Jack W. Kennedy Jr.
		Name:	Jack W. Kennedy Jr.
		Title:	Senior Vice President & Chief Legal Counsel

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

3.1	Amended and Restated Bylaws of Streamline Health Solutions, Inc. (As Amended Through March 28, 2014)